Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	August 17, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•        Issuer: Barclays Bank PLC (Rated AA/Aa1/AA+‡).

•        Issue date: August 31, 2007

•        Initial valuation date: August 24, 2007

•        Final valuation date: February 22, 2008

•        Maturity date: February 27, 2008

•        Initial price: Closing price of the linked share on the initial valuation date.

•        Final price: Closing price of the linked share on the final valuation date.

•        Protection price: The protection level multiplied by the initial price.

•        Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•        Initial public offering price: 100%

•        Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

•        Business day convention: Modified following.

•        Settlement: DTC; global notes.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA/Aa1/AA+ by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc, Moody’s Investor Services, Inc. and Fitch Ratings Ltd. respectively. The rating reflects the creditworthiness of Barclays Bank PLC and is subject to downward revision or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance of the investment, and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Wal-Mart Stores, Inc.	TBD	FWP-7	WMT	TBD	10.00%	90.00%	TBD	TBD	TBD	TBD	E-955	06738G QF0 / US06738GQF09
The Home Depot, Inc.	TBD	FWP-9	HD	TBD	13.25%	80.00%	TBD	TBD	TBD	TBD	E-956	06738G QG8/ US06738GQG81
Citigroup Inc.	TBD	FWP-11	C	TBD	12.75%	85.00%	TBD	TBD	TBD	TBD	E-957	06738G QH6/ US06738GQH64
American Express Company	TBD	FWP-13	AXP	TBD	10.60%	85.00%	TBD	TBD	TBD	TBD	E-958	06738G QJ2/ US06738GQJ21
American International Group, Inc.	TBD	FWP-15	AIG	TBD	10.50%	85.00%	TBD	TBD	TBD	TBD	E-959	06738G QK9/ US06738GQK93
Microsoft Inc.	TBD	FWP-17	MSFT	TBD	10.15%	90.00%	TBD	TBD	TBD	TBD	E-960	06738G QL7 / US06738GQL76
General Electric Company	TBD	FWP-19	GE	TBD	10.00%	90.00%	TBD	TBD	TBD	TBD	E-961	06738G QM5/ US06738GQM59
Intel Corporation	TBD	FWP-21	INTC	TBD	12.50%	85.00%	TBD	TBD	TBD	TBD	E-962	06738G QN3/ US06738GQN33
Exxon Mobil Corporation	TBD	FWP-23	XOM	TBD	11.35%	85.00%	TBD	TBD	TBD	TBD	E-963	06738G QP8/ US06738GQP80

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

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SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”), Aa1 by Moody’s Investor Services, Inc. (“Moody’s”) and AA+ by Fitch Ratings Ltd. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. An AA+ rating from Fitch denotes expectations by Fitch of very low credit risk and very strong capacity for payment of financial commitments with respect to the Program; such capacity is not significantly vulnerable to foreseeable events. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions or withdrawal at any time by the assigning rating agency. The credit rating (1) does not take into account market risk or the performance of the investment, and (2) is not a recommendation to buy, sell or hold the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue

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discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount,

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plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this free writing prospectus, which is the fifth business day following the expected initial valuation date (this settlement cycle being referred to as “T+5”). See “Plan of Distribution” in the prospectus supplement.

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Wal-Mart Stores, Inc.

According to publicly available information, Wal-Mart Stores, Inc. (the “Company”) operates retail stores in various formats around the world. The Company’s Wal-Mart Stores segment is the largest segment of its business. This segment consists of three different traditional retail formats, all of which operate in the United States, and Wal-Mart’s online retail format, walmart.com. The Company’s Sam’s Club segment consists of membership warehouse clubs, which operate in the United States, and the segment’s online retail format, samsclub.com. At January 31, 2007, the Company’s International segment consisted of retail operations in twelve countries and Puerto Rico.

The Company maintains its principal offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716, USA.

The linked share’s SEC file number is 001-06991.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$56.50	$43.60	$49.50
December 31, 2001	$58.74	$48.14	$57.55
March 29, 2002	$63.94	$55.38	$61.29
June 28, 2002	$61.80	$52.00	$55.01
September 30, 2002	$56.70	$43.72	$49.24
December 31, 2002	$58.00	$48.55	$50.51
March 31, 2003	$54.70	$46.27	$52.03
June 30, 2003	$57.00	$51.57	$53.67
September 30, 2003	$60.20	$53.00	$55.85
December 31, 2003	$59.64	$50.60	$53.05
March 31, 2004	$61.31	$51.58	$59.69
June 30, 2004	$59.28	$51.94	$52.76
September 30, 2004	$54.97	$51.18	$53.20
December 31, 2004	$57.89	$51.92	$52.82
March 31, 2005	$54.60	$50.06	$50.11
June 30, 2005	$50.35	$46.20	$48.20
September 30, 2005	$50.68	$42.33	$43.82
December 30, 2005	$50.85	$43.50	$46.80
March 31, 2006	$48.86	$44.53	$47.24
June 30, 2006	$50.00	$44.99	$48.17
September 29, 2006	$49.95	$42.31	$49.32
December 29, 2006	$52.15	$45.31	$46.18
March 30, 2007	$50.42	$45.06	$46.95
June 29, 2007	$51.44	$46.32	$48.11
August 16, 2007*	$49.26	$42.92	$43.50

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WMT

Initial price: $43.50

Protection level: 90.00%

Protection price: $39.15

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.988506

Coupon: 10.00% per annum

Maturity: February 27, 2008

Dividend yield: 1.91% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.96%
+ 90%	5.00%		90.96%
+ 80%	5.00%		80.96%
+ 70%	5.00%		70.96%
+ 60%	5.00%		60.96%
+ 50%	5.00%		50.96%
+ 40%	5.00%		40.96%
+ 30%	5.00%		30.96%
+ 20%	5.00%		20.96%
+ 10%	5.00%		10.96%
+ 5%	5.00%		5.96%

0%	5.00%		0.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.04%
- 10%	5.00%	-5.00%	-9.04%
- 20%	N/A	-15.00%	-19.04%
- 30%	N/A	-25.00%	-29.04%
- 40%	N/A	-35.00%	-39.04%
- 50%	N/A	-45.00%	-49.04%
- 60%	N/A	-55.00%	-59.04%
- 70%	N/A	-65.00%	-69.04%
- 80%	N/A	-75.00%	-79.04%
- 90%	N/A	-85.00%	-89.04%
- 100%	N/A	-95.00%	-99.04%

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The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended January 28, 2007. As of the end of fiscal 2006, The company operates 2,147 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada, China and Mexico., Canada, China and Mexico.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$50.90	$30.40	$38.37
December 31, 2001	$52.04	$37.10	$51.01
March 29, 2002	$52.60	$46.90	$48.61
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
August 16, 2007*	$41.01	$31.85	$32.82

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $32.82

Protection level: 80.00%

Protection price: $26.26

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.469226

Coupon: 13.25% per annum

Maturity: February 27, 2008

Dividend yield: 2.49% per annum

Coupon amount monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		101.25%
+ 90%	6.625%		91.25%
+ 80%	6.625%		81.25%
+ 70%	6.625%		71.25%
+ 60%	6.625%		61.25%
+ 50%	6.625%		51.25%
+ 40%	6.625%		41.25%
+ 30%	6.625%		31.25%
+ 20%	6.625%		21.25%
+ 10%	6.625%		11.25%
+ 5%	6.625%		6.25%

0%	6.625%		1.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-3.75%
- 10%	6.625%	-3.375%	-8.75%
- 20%	6.625%	-13.375%	-18.75%
- 30%	N/A	-23.375%	-28.75%
- 40%	N/A	-33.375%	-38.75%
- 50%	N/A	-43.375%	-48.75%
- 60%	N/A	-53.375%	-58.75%
- 70%	N/A	-63.375%	-68.75%
- 80%	N/A	-73.375%	-78.75%
- 90%	N/A	-83.375%	-88.75%
- 100%	N/A	-93.375%	-98.75%

FWP-7

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2006, the Company had approximately 144,000 full-time and 10,000 part-time employees in the United States and approximately 183,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$49.98	$32.14	$37.67
December 31, 2001	$48.13	$37.69	$46.95
March 29, 2002	$48.53	$38.60	$46.06
June 28, 2002	$46.32	$33.48	$36.04
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
August 16, 2007*	$52.97	$44.66	$47.55

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $47.55

Protection level: 85.00%

Protection price: $40.42

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.030494

Coupon: 12.75% per annum

Maturity: February 27, 2008

Dividend yield: 4.31% per annum

Coupon amount monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		102.16%
+ 90%	6.375%		92.16%
+ 80%	6.375%		82.16%
+ 70%	6.375%		72.16%
+ 60%	6.375%		62.16%
+ 50%	6.375%		52.16%
+ 40%	6.375%		42.16%
+ 30%	6.375%		32.16%
+ 20%	6.375%		22.16%
+ 10%	6.375%		12.16%
+ 5%	6.375%		7.16%

0%	6.375%		2.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-2.84%
- 10%	6.375%	-3.625%	-7.84%
- 20%	N/A	-13.625%	-17.84%
- 30%	N/A	-23.625%	-27.84%
- 40%	N/A	-33.625%	-37.84%
- 50%	N/A	-43.625%	-47.84%
- 60%	N/A	-53.625%	-57.84%
- 70%	N/A	-63.625%	-67.84%
- 80%	N/A	-73.625%	-77.84%
- 90%	N/A	-83.625%	-87.84%
- 100%	N/A	-93.625%	-97.84%

FWP-8

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$36.69	$21.24	$25.44
December 31, 2001	$31.81	$23.36	$31.24
March 29, 2002	$37.38	$28.47	$35.85
June 28, 2002	$39.31	$30.23	$31.79
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
August 16, 2007*	$65.89	$55.50	$58.17

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $58.17

Protection level: 85.00%

Protection price: $49.44

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.190992

Coupon: 10.60% per annum

Maturity: February 27, 2008

Dividend yield: 1.02% per annum

Coupon amount monthly: $8.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.30%		100.51%
+ 90%	5.30%		90.51%
+ 80%	5.30%		80.51%
+ 70%	5.30%		70.51%
+ 60%	5.30%		60.51%
+ 50%	5.30%		50.51%
+ 40%	5.30%		40.51%
+ 30%	5.30%		30.51%
+ 20%	5.30%		20.51%
+ 10%	5.30%		10.51%
+ 5%	5.30%		5.51%

0%	5.30%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.30%	0.30%	-4.49%
- 10%	5.30%	-4.70%	-9.49%
- 20%	N/A	-14.70%	-19.49%
- 30%	N/A	-24.70%	-29.49%
- 40%	N/A	-34.70%	-39.49%
- 50%	N/A	-44.70%	-49.49%
- 60%	N/A	-54.70%	-59.49%
- 70%	N/A	-64.70%	-69.49%
- 80%	N/A	-74.70%	-79.49%
- 90%	N/A	-84.70%	-89.49%
- 100%	N/A	-94.70%	-99.49%

FWP-9

American International Group, Inc.

According to publicly available information, American International Group, Inc. (the “Company”) a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. The Company’s primary activities include both General Insurance and Life Insurance & Retirement Services operations. At December 31, 2006, the Company and its subsidiaries had approximately 106,000 employees. The Company’s Internet address for its corporate website is www.aigcorporate.com.

The linked share’s SEC file number is 001-08787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$87.10	$66.00	$78.00
December 31, 2001	$86.40	$75.70	$79.40
March 29, 2002	$80.00	$66.50	$72.14
June 28, 2002	$75.54	$61.80	$68.23
September 30, 2002	$68.50	$47.75	$54.70
December 31, 2002	$68.25	$51.89	$57.85
March 31, 2003	$63.50	$42.92	$49.45
June 30, 2003	$60.50	$49.46	$55.18
September 30, 2003	$65.10	$54.20	$57.70
December 31, 2003	$66.35	$56.16	$66.28
March 31, 2004	$75.66	$66.40	$71.35
June 30, 2004	$77.36	$68.73	$71.28
September 30, 2004	$72.98	$66.00	$67.99
December 31, 2004	$68.90	$54.30	$65.67
March 31, 2005	$73.45	$54.30	$55.41
June 30, 2005	$58.90	$50.00	$58.10
September 30, 2005	$63.50	$58.05	$61.96
December 30, 2005	$69.40	$60.94	$68.23
March 31, 2006	$71.04	$64.69	$66.09
June 30, 2006	$66.70	$58.55	$59.05
September 29, 2006	$66.80	$57.52	$66.26
December 29, 2006	$72.97	$65.84	$71.66
March 30, 2007	$72.45	$65.38	$67.22
June 29, 2007	$72.97	$66.15	$70.03
August 16, 2007*	$70.68	$60.00	$63.95

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AIG

Initial price: $63.95

Protection level: 85.00%

Protection price: $54.36

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.637217

Coupon: 10.50% per annum

Maturity: February 27, 2008

Dividend yield: 1.01% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.51%
+ 90%	5.25%		90.51%
+ 80%	5.25%		80.51%
+ 70%	5.25%		70.51%
+ 60%	5.25%		60.51%
+ 50%	5.25%		50.51%
+ 40%	5.25%		40.51%
+ 30%	5.25%		30.51%
+ 20%	5.25%		20.51%
+ 10%	5.25%		10.51%
+ 5%	5.25%		5.51%

0%	5.25%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.49%
- 10%	5.25%	-4.75%	-9.49%
- 20%	N/A	-14.75%	-19.49%
- 30%	N/A	-24.75%	-29.49%
- 40%	N/A	-34.75%	-39.49%
- 50%	N/A	-44.75%	-49.49%
- 60%	N/A	-54.75%	-59.49%
- 70%	N/A	-64.75%	-69.49%
- 80%	N/A	-74.75%	-79.49%
- 90%	N/A	-84.75%	-89.49%
- 100%	N/A	-94.75%	-99.49%

FWP-10

Microsoft Inc.

According to publicly available information, Microsoft Inc. (the “Company”) develops and markets software, services, and solutions. The Company does business throughout the world and has offices in more than 100 countries. The Company generates revenue by developing, manufacturing, licensing, and supporting a wide range of software products for many computing devices. Its software products include operating systems for servers, personal computers, and intelligent devices; server applications for distributed computing environments; information worker productivity applications; business solution applications; high-performance computing applications, and software development tools. The Company provides consulting and product support services. The Company also researches and develops advanced technologies for future software products.

The linked share’s SEC file number is 000-14278.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$36.58	$23.75	$25.59
December 31, 2001	$34.95	$25.21	$33.13
March 29, 2002	$35.31	$28.58	$30.16
June 28, 2002	$30.20	$24.18	$27.35
September 30, 2002	$27.47	$20.71	$21.87
December 31, 2002	$29.48	$21.00	$25.85
March 31, 2003	$28.66	$22.55	$24.21
June 30, 2003	$26.97	$23.60	$25.61
September 30, 2003	$29.97	$25.25	$27.79
December 31, 2003	$29.46	$24.84	$27.54
March 31, 2004	$28.83	$24.01	$24.97
June 30, 2004	$28.80	$24.85	$28.56
September 30, 2004	$29.90	$26.74	$27.65
December 31, 2004	$30.20	$26.26	$26.71
March 31, 2005	$27.10	$23.82	$24.17
June 30, 2005	$26.09	$23.94	$24.84
September 30, 2005	$27.94	$24.50	$25.73
December 30, 2005	$28.25	$24.25	$26.15
March 31, 2006	$28.38	$26.10	$27.21
June 30, 2006	$27.94	$21.46	$23.30
September 29, 2006	$27.50	$22.23	$27.33
December 29, 2006	$30.26	$27.15	$29.86
March 30, 2007	$31.48	$26.71	$27.87
June 29, 2007	$31.16	$27.56	$29.47
August 16, 2007*	$31.84	$27.51	$27.81

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MSFT

Initial price: $27.81

Protection level: 90.00%

Protection price: $25.03

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.958288

Coupon: 10.15% per annum

Maturity: February 27, 2008

Dividend yield: 1.43% per annum

Coupon amount monthly: $8.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.075%		100.72%
+ 90%	5.075%		90.72%
+ 80%	5.075%		80.72%
+ 70%	5.075%		70.72%
+ 60%	5.075%		60.72%
+ 50%	5.075%		50.72%
+ 40%	5.075%		40.72%
+ 30%	5.075%		30.72%
+ 20%	5.075%		20.72%
+ 10%	5.075%		10.72%
+ 5%	5.075%		5.72%

0%	5.075%		0.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.075%	0.075%	-4.28%
- 10%	5.075%	-4.925%	-9.28%
- 20%	N/A	-14.925%	-19.28%
- 30%	N/A	-24.925%	-29.28%
- 40%	N/A	-34.925%	-39.28%
- 50%	N/A	-44.925%	-49.28%
- 60%	N/A	-54.925%	-59.28%
- 70%	N/A	-64.925%	-69.28%
- 80%	N/A	-74.925%	-79.28%
- 90%	N/A	-84.925%	-89.28%
- 100%	N/A	-94.925%	-99.28%

FWP-11

General Electric Company

According to publicly available information, General Electric Company (the “Company”) has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892.

The Company’s products include major appliances; lighting products; industrial automation products; medical diagnostic imaging systems; bioscience assays and separation technology products; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; chemicals and equipment for treatment of water and process systems; security equipment and systems; and engineered materials, such as plastics.

The Company’s services include product services; electrical apparatus installation, engineering, and repair and rebuilding services. Through its affiliate, NBC Universal, Inc., the Company produces and delivers network television services, operates television stations, produces and distributes motion pictures, operates cable/satellite networks, operates theme parks, and programs activities in multimedia and the Internet. Through another affiliate, General Electric Capital Services, Inc., the Company offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services and consumer savings.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$50.20	$28.69	$37.20
December 31, 2001	$41.78	$36.04	$40.08
March 29, 2002	$41.83	$34.49	$37.45
June 28, 2002	$37.80	$27.50	$29.05
September 30, 2002	$32.98	$23.55	$24.65
December 31, 2002	$27.85	$21.41	$24.35
March 31, 2003	$28.00	$21.82	$25.50
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
August 16, 2007*	$40.98	$36.20	$37.20

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $37.20

Protection level: 90.00%

Protection price: $33.48

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.881720

Coupon: 10.00% per annum

Maturity: February 27, 2008

Dividend yield: 2.84% per annum

Coupon amount monthly: $8.33

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.42%
+ 90%	5.00%		91.42%
+ 80%	5.00%		81.42%
+ 70%	5.00%		71.42%
+ 60%	5.00%		61.42%
+ 50%	5.00%		51.42%
+ 40%	5.00%		41.42%
+ 30%	5.00%		31.42%
+ 20%	5.00%		21.42%
+ 10%	5.00%		11.42%
+ 5%	5.00%		6.42%

0%	5.00%		1.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.58%
- 10%	5.00%	-5.00%	-8.58%
- 20%	N/A	-15.00%	-18.58%
- 30%	N/A	-25.00%	-28.58%
- 40%	N/A	-35.00%	-38.58%
- 50%	N/A	-45.00%	-48.58%
- 60%	N/A	-55.00%	-58.58%
- 70%	N/A	-65.00%	-68.58%
- 80%	N/A	-75.00%	-78.58%
- 90%	N/A	-85.00%	-88.58%
- 100%	N/A	-95.00%	-98.58%

FWP-13

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$32.23	$18.96	$20.44
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
August 16, 2007*	$26.52	$22.09	$23.10

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $23.10

Protection level: 85.00%

Protection price: $19.64

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.290043

Coupon: 12.50% per annum

Maturity: February 27, 2008

Dividend yield: 1.85% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.93%
+ 90%	6.25%		90.93%
+ 80%	6.25%		80.93%
+ 70%	6.25%		70.93%
+ 60%	6.25%		60.93%
+ 50%	6.25%		50.93%
+ 40%	6.25%		40.93%
+ 30%	6.25%		30.93%
+ 20%	6.25%		20.93%
+ 10%	6.25%		10.93%
+ 5%	6.25%		5.93%

0%	6.25%		0.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.07%
- 10%	6.25%	-3.75%	-9.07%
- 20%	N/A	-13.75%	-19.07%
- 30%	N/A	-23.75%	-29.07%
- 40%	N/A	-33.75%	-39.07%
- 50%	N/A	-43.75%	-49.07%
- 60%	N/A	-53.75%	-59.07%
- 70%	N/A	-63.75%	-69.07%
- 80%	N/A	-73.75%	-79.07%
- 90%	N/A	-83.75%	-89.07%
- 100%	N/A	-93.75%	-99.07%

FWP-14

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$44.40	$35.01	$39.40
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
August 16, 2007*	$93.62	$78.76	$80.67

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 16, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $83.70

Protection level: 85.00%

Protection price: $71.15

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.947431

Coupon: 11.35% per annum

Maturity: February 27, 2008

Dividend yield: 1.60% per annum

Coupon amount monthly: $9.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.675%		100.80%
+ 90%	5.675%		90.80%
+ 80%	5.675%		80.80%
+ 70%	5.675%		70.80%
+ 60%	5.675%		60.80%
+ 50%	5.675%		50.80%
+ 40%	5.675%		40.80%
+ 30%	5.675%		30.80%
+ 20%	5.675%		20.80%
+ 10%	5.675%		10.80%
+ 5%	5.675%		5.80%

0%	5.675%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.675%	0.675%	-4.20%
- 10%	5.675%	-4.325%	-9.20%
- 20%	N/A	-14.325%	-19.20%
- 30%	N/A	-24.325%	-29.20%
- 40%	N/A	-34.325%	-39.20%
- 50%	N/A	-44.325%	-49.20%
- 60%	N/A	-54.325%	-59.20%
- 70%	N/A	-64.325%	-69.20%
- 80%	N/A	-74.325%	-79.20%
- 90%	N/A	-84.325%	-89.20%
- 100%	N/A	-94.325%	-99.20%

FWP-15